Exhibit 10.1

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (this “Agreement”) is made effective as of this 6th day of August, 2020, by and between Centennial Bank (“Centennial”), Home BancShares, Inc. (“HBI,” and together with Centennial, the “Company”), and                      (“Employee”).

RECITAL

WHEREAS, the Employee is a senior employee of the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth, and financial strength of the Company;

WHEREAS, the board of directors of HBI (the “Board”) recognizes that, as is the case for most publicly held companies, the possibility of an acquisition, merger or other corporate transactional event exists and it is in the Company’s best interest to retain Employee and reward Employee for assisting the Company through any such transactional event;

WHEREAS, the Company desires to assure itself of both present and future continuity of management and desires to establish certain benefits for valued employees such as Employee, applicable in the event of such corporate transactional event;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Definitions. For purposes of this Agreement, and except as otherwise defined herein, the following terms shall have the following meanings:

a.    “Base Amount” shall mean the average annual compensation which (i) was payable to Employee by HBI and its affiliates and (ii) was includible in the gross income of the Employee for the most recent five taxable years ending before the date on which a Change in Control occurs, which as of the date of this Agreement is the same meaning ascribed to the term “base amount” in Section 280G(b)(3)(A) of the Code.

b.    “Beneficial Owner” has the meaning ascribed to it in Rule 13d-3 and Rule 13d-5 under the Exchange Act; except that, in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, provided such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficial Ownership” has a corresponding meaning.

c.    “Board” means the board of directors of HBI.

d.    “Cause” shall mean any one of the following events as determined by the Company in its reasonable discretion: (a) the Employee’s willful failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness); (b) the

Employee’s willful failure to comply with any valid and legal directive of the Board or the person to whom the Employee reports; (c) the Employee’s willful engagement in dishonesty, illegal conduct or gross misconduct; (d) the Employee’s embezzlement, misappropriation or fraud, whether or not related to the Employee’s employment with the Company; (e) the Employee’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; or (f) the Employee’s material violation of the Company’s written policies or codes of conduct related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

e.    “Change in Control” means, after the date of this Agreement, the first occurrence of any of the following:

i.    one Person (or more than one Person acting as a group) acquires Beneficial Ownership of stock of Centennial or HBI that, together with the stock held by such Person or group, constitutes more than forty percent (40%) of the total fair market value or total voting power of the stock of Centennial or HBI;

ii.    a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

iii.    one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from Centennial or HBI that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of Centennial or HBI immediately before such acquisition(s).

A Change in Control will be deemed to occur: (a) with respect to a Change in Control pursuant to subparagraph (i) above, on the date that any Person or group first becomes the Beneficial Owner, directly or indirectly, of stock representing more than forty percent (40%) of the combined voting power of Centennial’s or HBI’s then-outstanding stock entitled generally to vote for the election of directors; (b) with respect to subparagraph (ii) above, on the date members of the incumbent board first cease to constitute at least a majority of the Board, and (c) with respect to a Change in Control pursuant to subparagraph (iii) above, on the date the applicable transaction closes. There shall be no more than one Change in Control event under this Agreement.

f.    “Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

g.    “Excess Parachute Payment” shall have the same meaning as the term “excess parachute payment” defined in Section 280G(b)(1) of the Code.

h.    “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

i.    “Parachute Payment” shall have the same meaning as the term “parachute payment” defined in Section 280G(b)(2) of the Code.

j.    “Person” has the meaning ascribed to it in Section 13(d)(3) of the Exchange Act.

k.    “Reasonable Compensation” shall have the same meaning as provided in Section 280G(b)(4) of the Code.

2.    Change in Control Payment. Upon the occurrence of a Change in Control, the Company shall pay Employee a cash payment equal to 2.99 times the Base Amount (the “Change in Control Payment”). The Change in Control Payment shall be paid to Employee in a single lump sum within thirty (30) days following the date of the applicable event constituting a Change in Control as defined herein. Notwithstanding anything contained herein the contrary, there shall be no more than one Change in Control Payment payable under this Agreement, and the Change in Control Payment shall be subject to reduction as provided in Sections 3 and 4 of this Agreement.

3.    Limitation of Benefits.

a.    Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to make any payment hereunder that would be prohibited as a “golden parachute payment” or “indemnification payment” under Section 18(k) of the Federal Deposit Insurance Act.

b.    Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to make any payment hereunder that would cause the total compensation and benefits payable to the Employee upon a Change in Control to exceed $                 even if such cash amount or benefit would not be deemed an Excess Parachute Payment.

4.    Section 280G.

a.    Notwithstanding anything in this Agreement to the contrary, if any of the compensation or benefits payable, or to be provided, to the Employee by the Company under this Agreement are treated as Excess Parachute Payments (whether alone or in conjunction with payments or benefits outside of this Agreement), the compensation and benefits provided under this Agreement shall be modified or reduced in the manner provided in Subsection (b) below to the extent necessary so that the compensation and benefits payable or to be provided to Employee under this Agreement that are treated as Parachute Payments, as well as any compensation or benefits provided outside of this Agreement that are so treated, shall not cause the Company to have paid an Excess Parachute Payment. In computing such amount, the parties shall take into account all provisions of Code Section 280G, and the regulations thereunder, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

b.    In the event that the amount of any Parachute Payments which would be payable to or for the benefit of the Employee under this Agreement must be modified or reduced to comply with this Section 4, any reduction shall be made by the Company in accordance with the requirements of Section 409A of the Code and the following:

(i)    The Parachute Payments which do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and

(ii)    All other Parachute Payments shall then be reduced as follows: (A) cash payments shall be reduced before non-cash payments; and (B) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

c.    This Section 4 shall be interpreted so as to avoid the imposition of excise taxes on the Employee under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G(a) of the Code with respect to amounts payable under this Agreement. In connection with any Internal Revenue Service examination, audit or other inquiry, the Company and Employee agree to take action to provide, and to cooperate in providing, evidence to the Internal Revenue Service (and, if applicable, the state revenue department) that the compensation and benefits provided under this Agreement do not result in the payment of Excess Parachute Payments.

5.    Payments on Employee’s Death. If Employee dies after a Change in Control and any amounts are payable under this Agreement, which amounts remain unpaid on the date of the Employee’s death, then the Company will pay those amounts to Employee’s executor, legal representative, administrator or designated beneficiary.

6.    Unfunded Agreement for ERISA Purposes. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

7.    Section 409A of the Code.

a.    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (together, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Employee to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 6 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.

b.    Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.

c.    To the extent that any payments provided to the Employee under this Agreement are deemed to constitute compensation to the Employee to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid reasonably promptly, but in no event later than two and one-half (2 1⁄2) months following the end of the calendar year during which a Change in Control occurs.

8.    Term of Agreement. Subject to the following sentence, this Agreement shall terminate and be of no further force or effect if Employee resigns or Employee’s employment is terminated, and Employee shall have no right to the Change in Control Payment if Employee is no longer employed by Company upon the occurrence of the Change in Control. Notwithstanding the foregoing, in the event that Employee is terminated by the Company without Cause, this Agreement shall terminate and be of no further force or effect twelve (12) months following the effective date of such termination meaning that the Change in Control Payment shall be payable to Employee if a Change in Control occurs within twelve (12) months of the effective date of such termination without Cause.

9.    Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (a) such term or provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable without decreasing the Employee’s right hereunder. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

10.    Successors; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company, their respective successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, the Employee’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution, in which case, the Agreement may be enforceable only to the extent provided herein.

11.    No Guarantee of Employment. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ, retain or engage the Employee. This Agreement shall not affect in any way the right of the Company to terminate the employment or engagement of the Employee at any time and for any reason whatsoever and to remove the Employee from any position with the Company.

12.    Entire Agreement; Amendments. This Agreement and any exhibits attached hereto contain the entire agreement of the parties relating to the subject matter hereof, and supersedes any prior agreements, undertakings, commitments and practices relating to the subject matter thereof. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Centennial and HBI.

13.    Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

14.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, without reference to principles of conflict of laws.

15.    Choice of Venue. Any dispute, controversy, or claim arising out of or in respect of this Agreement (or its validity, interpretation, or enforcement, or alleging breach thereof) shall be submitted to, adjudicated by, and subject to the exclusive jurisdiction of the state courts in Faulkner County, Arkansas, or the federal courts in the Eastern District of Arkansas and both the Company and Employee hereby consent to such venues as the exclusive forums for resolution of the aforementioned disputes, submit to the personal jurisdiction of said courts to hear such disputes, and waive all objections to such courts hearing and adjudicating such disputes.

16.    Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To facilitate the execution of this Agreement, this Agreement may be executed by facsimile signature which shall have the same effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, Employee, Centennial, and HBI have executed this Acquisition Incentive Agreement as of the date first above written.

EMPLOYEE:

CENTENNIAL BANK

By:

Name:

Title:

HOME BANCSHARES, INC.

By:

Name:

Title: